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                                                                    EXHIBIT 16.1


                  [LETTERHEAD OF ALEX N. CHAPLAN & ASSOCIATES]


July 13, 1999

Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

We were previously principal accountants for Electropure, Inc. and, under the date of January 29, 1998, we reported on the financial statements of Electropure, Inc. as of and for the years ended October 31, 1996 and 1997. On or about June 16, 1998, our appointment as principal accountants was terminated by the Company. We have read Electropure, Inc.'s statements included under Item 4 of its Form 8-K/A dated July 13, 1999, and we agree with such statements, except that we are not in a position to agree or disagree with Electropure, Inc.'s statement that the Board of Directors approved the engagement of Kelly & Company as the independent accountant for Electropure, Inc.


Very truly yours,

ALEX N. CHAPLAN & ASSOCIATES


/s/ ALEX N. CHAPLAN
--------------------------
    Alex N. Chaplan, CPA